News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

PublicStorage.com

For Release	Immediately
Date	February 25, 2020
Contact	Ryan Burke
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Fourth Quarter and Year Ended December 31, 2019

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the fourth quarter and year ended December 31, 2019.

Operating Results for the Three Months Ended December 31, 2019

For the three months ended December 31, 2019, net income allocable to our common shareholders was $327.3 million or $1.87 per diluted common share, compared to $530.1 million or $3.04 per diluted common share in 2018 representing a decrease of $202.8 million or $1.17 per diluted common share.  The decrease is due primarily to (i) $183.1 million in aggregate gains due to Shurgard Self Storage SA’s (“Shurgard’s”) initial public offering and the sale of our facility in West London to Shurgard in October 2018, (ii) a $15.7 million decrease due to the impact of foreign currency exchange gains and losses associated with our euro denominated debt and (iii) a $6.2 million allocation to our preferred shareholders associated with our preferred share redemption activities in the three months ended December 31, 2019,  offset partially by (iv) a $10.3 million increase in self-storage net operating income (described below) and (v) a reduction in general and administrative expense attributable to $8.1 million in incremental share-based compensation expense in the three months ended December 31, 2018 for the planned retirement of our former CEO and CFO.

The $10.3 million increase in self-storage net operating income is a result of a $0.7 million increase in our Same Store Facilities (as defined below) and a $9.6 million increase in our non-Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 1.1% or $6.6 million in the three months ended December 31, 2019 as compared to 2018, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 4.6% or $5.9 million in the three months ended December 31, 2019 as compared to 2018, due primarily to a  40% ($3.7 million) increase in marketing expenses, increased property manager payroll and increased property tax expense.  The increase in net operating income of $9.6 million for the non-Same Store Facilities is due primarily to the impact of facilities acquired in 2018 and 2019 and the fill-up of recently developed and expanded facilities.

Operating Results for the Year Ended December 31, 2019

In 2019, net income allocable to our common shareholders was $1,272.8 million or $7.29 per diluted common share, compared to $1,488.9 million or $8.54 per diluted common share in 2018 representing a  decrease of $216.1 million or $1.25 per diluted common share.  The decrease is due primarily to (i) $183.1 million in aggregate gains due to Shurgard’s initial public offering and the sale of our facility in West London to Shurgard in October 2018, (ii) our $37.7 million equity share of gains recorded by PS Business Parks during 2018, (iii) a $10.3 million decrease due to the impact of foreign currency exchange gains associated with our euro denominated debt and (iv) a $32.7 million allocation to our preferred shareholders associated with our preferred share redemption activities in 2019. These impacts were offset partially by a $30.1 million increase in self-storage net operating income (described below) and a reduction in general and administrative expense attributable to $30.7  million in incremental share-based compensation expense in 2018 for the planned retirement of our former CEO and CFO.

The $30.1 million increase in self-storage net operating income is a result of a  $2.6 million increase in our Same Store Facilities and $27.5 million increase in our non-Same Store Facilities.  Revenues for the Same Store Facilities increased 1.4% or $33.3 million in 2019 as compared to 2018, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 5.0% or $30.6 million in 2019 as compared to 2018,  due primarily to a  47.2% ($15.3 million) increase in marketing expenses and increased property taxes.  The increase in net operating income of $27.5 million for the non-Same Store Facilities is due primarily to the impact of facilities acquired in 2018 and 2019 and the fill-up of recently developed and expanded facilities.

Funds from Operations

For the three months ended December 31, 2019,  funds from operations (“FFO”) was $2.72 per diluted common share, as compared to $2.77 in 2018, representing a decrease of 1.8%.  FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation and amortization expense, gains and losses and impairment charges with respect to real estate assets.  A reconciliation of GAAP diluted net income per share to FFO per share, and additional descriptive information regarding this non-GAAP measure, is attached.

For the year ended December 31, 2019, FFO was $10.58 per diluted common share, as compared to $10.45 in 2018, representing an increase of 1.2%.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii) accelerations of accruals or reductions in accruals due to the departure of senior executives and (iv) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended December 31,			Year ended December 31,
			Percentage			Percentage
	2019	2018	Change	2019	2018	Change

FFO per share	$2.72	$2.77	(1.8)%	$10.58	$10.45	1.2%
Eliminate the per share impact of
items excluded from Core FFO, including
our equity share from investments:
Foreign currency exchange loss (gain)	0.06	(0.03)		(0.04)	(0.10)
Application of EITF D-42	0.06	-		0.21	-
Shurgard - IPO costs and casualty loss	-	0.02		-	0.03
Acceleration/(Forfeiture) of share-based
compensation expense due to the
departure of senior executives	-	0.05		(0.01)	0.18
Other items	-	-		0.01	-
Core FFO per share	$2.84	$2.81	1.1%	$10.75	$10.56	1.8%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2017.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2017, 2018 and 2019.  We believe the Same Store information is used by investors and REIT analysts in a similar manner.  The following table summarizes the historical operating results of these 2,159 facilities (139.3 million net rentable square feet) that represent approximately 82% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at December 31, 2019.

Selected Operating Data for the Same
Store Facilities (2,159 facilities)
(unaudited):
Three Months Ended December 31,				Year ended December 31,
			Percentage			Percentage
2019		2018	Change	2019	2018	Change

(Dollar amounts in thousands, except for per square foot data)
Revenues:
Rental income	$572,192	$565,417	1.2%	$2,290,721	$2,258,099	1.4%
Late charges and administrative fees	25,905	26,073	(0.6)%	103,851	103,199	0.6%
Total revenues (a)	598,097	591,490	1.1%	2,394,572	2,361,298	1.4%

Cost of operations:
Property taxes	37,387	36,286	3.0%	233,453	223,088	4.6%
On-site property manager payroll	27,562	25,943	6.2%	118,450	115,531	2.5%
Supervisory payroll	8,377	7,887	6.2%	37,771	37,179	1.6%
Repairs and maintenance	11,330	11,709	(3.2)%	46,078	44,896	2.6%
Snow removal	861	719	19.7%	3,954	3,592	10.1%
Utilities	10,031	10,404	(3.6)%	42,209	43,457	(2.9)%
Marketing	12,853	9,178	40.0%	47,622	32,344	47.2%
Other direct property costs	15,709	15,459	1.6%	63,572	62,042	2.5%
Allocated overhead	11,671	12,254	(4.8)%	48,809	49,144	(0.7)%
Total cost of operations (a)	135,781	129,839	4.6%	641,918	611,273	5.0%
Net operating income (b)	$462,316	$461,651	0.1%	$1,752,654	$1,750,025	0.2%

Gross margin	77.3%	78.0%	(0.9)%	73.2%	74.1%	(1.2)%

Weighted average for the period:
Square foot occupancy	93.1%	92.5%	0.6%	93.5%	93.1%	0.4%
Realized annual rental income per (c):
Occupied square foot	$17.66	$17.55	0.6%	$17.60	$17.41	1.1%
Available square foot (“REVPAF”)	$16.44	$16.23	1.3%	$16.45	$16.21	1.5%
At December 31:
Square foot occupancy				91.8%	91.3%	0.5%
Annual contract rent per occupied
square foot (d)				$18.12	$18.03	0.5%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to net income.

(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)

Annual contract rent represents the agreed upon monthly rate that is paid by our tenants in place at the time of measurement.   Contract rates are initially set in the lease agreement upon move-in and we adjust them from time to time with notice.  Contract rent excludes other fees that are charged on a per-item basis, such as late charges and administrative fees, does not reflect the impact of promotional discounts, and does not reflect the impact of rents that are written off as uncollectible.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot data)
Total revenues:
2019	$586,004	$599,244	$611,227	$598,097	$2,394,572
2018	$577,310	$587,793	$604,705	$591,490	$2,361,298

Total cost of operations:
2019	$168,359	$166,913	$170,865	$135,781	$641,918
2018	$162,034	$158,857	$160,543	$129,839	$611,273

Property taxes:
2019	$64,945	$65,671	$65,450	$37,387	$233,453
2018	$61,858	$62,571	$62,373	$36,286	$223,088

Repairs and maintenance, including
snow removal expenses:
2019	$13,369	$11,687	$12,785	$12,191	$50,032
2018	$12,124	$12,081	$11,855	$12,428	$48,488

Marketing:
2019	$8,751	$12,084	$13,934	$12,853	$47,622
2018	$6,855	$8,090	$8,221	$9,178	$32,344

REVPAF:
2019	$16.08	$16.48	$16.79	$16.44	$16.45
2018	$15.84	$16.17	$16.60	$16.23	$16.21

Weighted average realized annual
rent per occupied square foot:
2019	$17.38	$17.53	$17.82	$17.66	$17.60
2018	$17.19	$17.23	$17.69	$17.55	$17.41

Weighted average occupancy levels
for the period:
2019	92.5%	94.0%	94.2%	93.1%	93.5%
2018	92.1%	93.8%	93.8%	92.5%	93.1%

The following table sets forth selected market trends in our Same Store Facilities:

Same Store Facilities Operating Trends by Market (Unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
	(Amounts in thousands, except for per square foot data)

Revenues:
Los Angeles	$91,070	$89,024	2.3%	$362,057	$352,672	2.7%
San Francisco	50,904	49,847	2.1%	203,195	199,162	2.0%
New York	37,861	37,482	1.0%	151,526	148,676	1.9%
Washington DC	28,495	27,907	2.1%	113,607	110,642	2.7%
Seattle-Tacoma	26,914	26,566	1.3%	107,639	106,261	1.3%
Miami	28,016	28,433	(1.5)%	112,734	114,428	(1.5)%
Atlanta	21,205	21,293	(0.4)%	85,885	84,450	1.7%
Chicago	29,760	29,075	2.4%	118,293	117,094	1.0%
Dallas-Ft. Worth	20,463	20,610	(0.7)%	82,281	83,155	(1.1)%
Orlando-Daytona	15,131	14,996	0.9%	60,640	59,901	1.2%
Houston	16,701	17,510	(4.6)%	67,962	71,266	(4.6)%
Philadelphia	14,858	14,417	3.1%	59,120	56,747	4.2%
Tampa	11,426	11,543	(1.0)%	46,083	46,377	(0.6)%
West Palm Beach	10,990	10,923	0.6%	43,959	43,630	0.8%
Portland	9,909	10,052	(1.4)%	40,163	40,622	(1.1)%
All other markets	184,394	181,812	1.4%	739,428	726,215	1.8%
Total revenues	$598,097	$591,490	1.1%	$2,394,572	$2,361,298	1.4%

Net operating income:
Los Angeles	$77,281	$75,221	2.7%	$298,725	$292,281	2.2%
San Francisco	41,652	41,192	1.1%	163,878	162,202	1.0%
New York	29,970	30,097	(0.4)%	107,992	107,351	0.6%
Washington DC	22,314	21,802	2.3%	84,329	82,745	1.9%
Seattle-Tacoma	22,449	21,357	5.1%	84,315	83,375	1.1%
Miami	24,781	26,164	(5.3)%	84,269	87,277	(3.4)%
Atlanta	16,671	16,643	0.2%	63,630	62,519	1.8%
Chicago	18,906	18,801	0.6%	63,228	64,906	(2.6)%
Dallas-Ft. Worth	16,315	16,628	(1.9)%	56,623	58,461	(3.1)%
Orlando-Daytona	11,855	11,879	(0.2)%	44,116	44,066	0.1%
Houston	10,280	11,753	(12.5)%	42,380	47,071	(10.0)%
Philadelphia	10,712	10,430	2.7%	41,773	40,097	4.2%
Tampa	8,803	8,947	(1.6)%	32,416	33,378	(2.9)%
West Palm Beach	8,215	8,446	(2.7)%	32,192	32,397	(0.6)%
Portland	7,927	8,034	(1.3)%	30,511	31,548	(3.3)%
All other markets	134,185	134,257	(0.1)%	522,277	520,351	0.4%
Total net operating income	$462,316	$461,651	0.1%	$1,752,654	$1,750,025	0.2%

Same Store Facilities Operating Trends by Market (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Weighted average square foot
occupancy:
Los Angeles	95.4%	94.6%	0.8%	95.2%	95.0%	0.2%
San Francisco	93.8%	93.5%	0.3%	94.3%	94.4%	(0.1)%
New York	93.7%	93.8%	(0.1)%	94.1%	94.3%	(0.2)%
Washington DC	92.5%	91.8%	0.8%	93.4%	92.4%	1.1%
Seattle-Tacoma	92.3%	92.0%	0.3%	93.1%	93.2%	(0.1)%
Miami	93.1%	92.4%	0.8%	93.0%	92.9%	0.1%
Atlanta	92.2%	93.0%	(0.9)%	93.0%	93.2%	(0.2)%
Chicago	92.4%	90.1%	2.6%	92.1%	90.3%	2.0%
Dallas-Ft. Worth	91.9%	91.2%	0.8%	92.0%	91.4%	0.7%
Orlando-Daytona	93.3%	93.2%	0.1%	94.1%	94.5%	(0.4)%
Houston	90.9%	89.8%	1.2%	89.7%	90.9%	(1.3)%
Philadelphia	94.6%	94.7%	(0.1)%	95.3%	94.9%	0.4%
Tampa	92.3%	91.7%	0.7%	92.6%	92.9%	(0.3)%
West Palm Beach	93.9%	93.4%	0.5%	93.9%	93.8%	0.1%
Portland	92.6%	92.8%	(0.2)%	94.0%	94.0%	0.0%
All other markets	92.9%	92.3%	0.7%	93.5%	92.9%	0.6%
Total weighted average
square foot occupancy	93.1%	92.5%	0.6%	93.5%	93.1%	0.4%

Realized annual rent per
occupied square foot:
Los Angeles	$26.25	$25.83	1.6%	$26.11	$25.47	2.5%
San Francisco	26.96	26.42	2.0%	26.73	26.14	2.3%
New York	26.16	25.84	1.2%	26.05	25.51	2.1%
Washington DC	21.79	21.51	1.3%	21.51	21.27	1.1%
Seattle-Tacoma	20.41	20.19	1.1%	20.20	19.94	1.3%
Miami	20.13	20.60	(2.3)%	20.31	20.63	(1.6)%
Atlanta	13.43	13.28	1.1%	13.44	13.15	2.2%
Chicago	15.22	15.24	(0.1)%	15.17	15.33	(1.0)%
Dallas-Ft. Worth	13.57	13.76	(1.4)%	13.63	13.88	(1.8)%
Orlando-Daytona	14.19	14.10	0.6%	14.12	13.90	1.6%
Houston	13.09	13.91	(5.9)%	13.52	14.01	(3.5)%
Philadelphia	16.84	16.33	3.1%	16.65	16.04	3.8%
Tampa	14.04	14.23	(1.3)%	14.12	14.13	(0.1)%
West Palm Beach	18.49	18.48	0.1%	18.50	18.37	0.7%
Portland	18.56	18.75	(1.0)%	18.52	18.71	(1.0)%
All other markets	14.25	14.13	0.8%	14.20	14.03	1.2%
Total realized rent per
occupied square foot	$17.66	$17.55	0.6%	$17.60	$17.41	1.1%

Same Store Facilities Operating Trends by Market (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
REVPAF:
Los Angeles	$25.04	$24.43	2.5%	$24.87	$24.20	2.8%
San Francisco	25.27	24.70	2.3%	25.20	24.67	2.1%
New York	24.50	24.23	1.1%	24.50	24.05	1.9%
Washington DC	20.16	19.75	2.1%	20.09	19.65	2.2%
Seattle-Tacoma	18.84	18.58	1.4%	18.81	18.57	1.3%
Miami	18.75	19.03	(1.5)%	18.88	19.16	(1.5)%
Atlanta	12.38	12.36	0.2%	12.50	12.25	2.0%
Chicago	14.07	13.73	2.5%	13.97	13.84	0.9%
Dallas-Ft. Worth	12.47	12.55	(0.6)%	12.54	12.68	(1.1)%
Orlando-Daytona	13.24	13.15	0.7%	13.29	13.14	1.1%
Houston	11.90	12.50	(4.8)%	12.13	12.73	(4.7)%
Philadelphia	15.94	15.47	3.0%	15.86	15.22	4.2%
Tampa	12.96	13.05	(0.7)%	13.08	13.13	(0.4)%
West Palm Beach	17.35	17.26	0.5%	17.37	17.23	0.8%
Portland	17.18	17.40	(1.3)%	17.40	17.58	(1.0)%
All other markets	13.25	13.04	1.6%	13.28	13.03	1.9%
Total REVPAF	$16.44	$16.23	1.3%	$16.45	$16.21	1.5%

Property Operations – Non-Same Store Facilities

In addition to our Same Store Facilities, at December 31, 2019 we had  324 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2017 or that we did not own as of January 1, 2017.  The following table summarizes operating data with respect to these 324 facilities (unaudited).  Additional data and metrics with respect to these facilities is included in the MD&A in our December 31, 2019 Form 10-K.

NON-SAME STORE	Three Months Ended December 31,			Year ended December 31,
FACILITIES	2019	2018	Change	2019	2018	Change

	(Dollar amounts in thousands, except for per square foot data)
Revenues:
Acquired Facilities:
2017 Acquisitions	$7,773	$7,319	$454	$30,473	$28,704	$1,769
2018 Acquisitions	4,143	2,879	1,264	16,029	5,167	10,862
2019 Acquisitions	5,861	-	5,861	12,704	-	12,704
	17,777	10,198	7,579	59,206	33,871	25,335

Developed and expanded facilities:
Developed in 2013 - 2015	7,288	6,842	446	28,331	26,725	1,606
Developed in 2016 and 2017	11,633	9,655	1,978	43,358	34,233	9,125
Developed in 2018 and 2019	5,089	1,805	3,284	15,230	3,392	11,838
Completed Expansions	13,649	10,653	2,996	49,214	41,879	7,335
Expansions in process	3,508	3,811	(303)	14,438	15,465	(1,027)
	41,167	32,766	8,401	150,571	121,694	28,877

Other non-same store facilities	19,986	19,794	192	80,203	80,744	(541)
Total revenues	78,930	62,758	16,172	289,980	236,309	53,671

Cost of operations before
depreciation and amortization:
Acquired Facilities:
2017 Acquisitions	2,571	2,225	346	10,203	9,669	534
2018 Acquisitions	1,632	1,276	356	7,197	2,141	5,056
2019 Acquisitions	2,242	-	2,242	5,072	-	5,072
	6,445	3,501	2,944	22,472	11,810	10,662

Developed and expanded facilities:
Developed in 2013 - 2015	1,772	1,714	58	8,284	8,031	253
Developed in 2016 and 2017	3,714	5,015	(1,301)	18,188	17,984	204
Developed in 2018 and 2019	2,765	1,722	1,043	11,195	4,136	7,059
Completed Expansions	5,387	2,823	2,564	21,579	13,756	7,823
Expansions in process	913	733	180	4,114	3,963	151
	14,551	12,007	2,544	63,360	47,870	15,490

Other non-same store facilities	5,694	4,684	1,010	24,829	24,778	51
Total cost of operations	26,690	20,192	6,498	110,661	84,458	26,203

Net operating income:
Acquired Facilities:
2017 Acquisitions	5,202	5,094	108	20,270	19,035	1,235
2018 Acquisitions	2,511	1,603	908	8,832	3,026	5,806
2019 Acquisitions	3,619	-	3,619	7,632	-	7,632
	11,332	6,697	4,635	36,734	22,061	14,673

Developed and expanded facilities:
Developed in 2013 - 2015	5,516	5,128	388	20,047	18,694	1,353
Developed in 2016 and 2017	7,919	4,640	3,279	25,170	16,249	8,921
Developed in 2018 and 2019	2,324	83	2,241	4,035	(744)	4,779
Completed Expansions	8,262	7,830	432	27,635	28,123	(488)
Expansions in process	2,595	3,078	(483)	10,324	11,502	(1,178)
	26,616	20,759	5,857	87,211	73,824	13,387

Other non-same store facilities	14,292	15,110	(818)	55,374	55,966	(592)
Net operating income (a)	$52,240	$42,566	$9,674	$179,319	$151,851	$27,468

(a)	See attached reconciliation of self-storage NOI to net income.

Investing and Capital Activities

During the three months ended December 31, 2019, we acquired twelve self-storage facilities (three in South Carolina, two each in Indiana, North Carolina and Washington and one each in Arizona, Texas and Virginia) with 0.9 million net rentable square feet for $121.1 million. During 2019, we acquired 44 self-storage facilities (twelve in Virginia,  six in Florida, three each in Georgia, Indiana, North Carolina, South Carolina and Texas,  two each in Arizona, Massachusetts and Washington, and one each in Colorado, Kentucky, Michigan, Minnesota and Tennessee) with 3.1 million net rentable square feet for $429.9 million. Subsequent to December 31, 2019, we acquired or were under contract to acquire 14 self-storage facilities (four in Ohio, three in California, two each in New York and Tennessee, and one each in Indiana, Massachusetts and Nebraska) with 1.1 million net rentable square feet for $245.3 million.

During the three months ended December 31, 2019, we opened three newly developed facilities and various expansion projects (0.5 million net rentable square feet – 0.2 million each in Florida and Minnesota, and 0.1 million in Washington) costing $83.6 million.  During 2019, we opened eleven newly developed facilities and various expansion projects (3.7 million net rentable square feet – 1.5 million in Texas, 0.5 million in Minnesota, 0.3 million each in Colorado, Florida and North Carolina, 0.2 million each in Georgia, Tennessee and Washington, and 0.1 million each in California and Michigan) costing $379.1 million. At December 31, 2019, we had various facilities in development (1.3 million net rentable square feet) estimated to cost $209 million and various expansion projects (3.1 million net rentable square feet) estimated to cost $410 million.  Our aggregate 4.4 million net rentable square foot pipeline of development and expansion facilities includes 1.4 million in California, 1.2 million in Florida, 0.4 million in Minnesota, 0.3 million in Texas, 0.2 million each in Missouri, Virginia and Washington, and 0.5 million in other states.   The remaining $477 million of development costs for these projects is expected to be incurred primarily in the next 18 months.

On November 15, 2019, we issued our 4.7% Series J Preferred Shares for gross proceeds of $258.8 million.

On November 26, 2019, we called our 5.875% Series A Preferred Shares for redemption. The shares were redeemed on December 30, 2019.

On December 20, 2019, we issued our 4.75% Series K Preferred Shares for gross proceeds of $230 million.

On January 24, 2020,  we completed a public offering of  €500 million ($552 million) of Euro denominated Senior Unsecured Notes, bearing interest at a fixed rate of 0.875% and maturing on January 24, 2032.

As we reported in an SEC form 8-K on February 14, 2020, we submitted a non-binding proposal to acquire 100% of the issued stapled securities of National Storage REIT (“NSR”), an Australia-based publicly-traded REIT (ASX:NSR) that owns and operates 167 self-storage facilities in Australia and New Zealand, for a cash purchase price of A$2.40 per share.  Our proposal was subject to a number of conditions, including due diligence.  Any transaction would be subject to processes for acquisition of widely held entities under Australian law, including securityholder approval.  There is no assurance that Public Storage will reach a definitive agreement or consummate a transaction with NSR or that if such an agreement is reached, it will be on terms consistent with our non-binding proposal.

Distributions Declared

On February 21, 2020, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on March 31, 2020 to shareholders of record as of March 16, 2020.

Fourth Quarter Conference Call

A conference call is scheduled for February 26, 2020 at 9:00 a.m. (PST) to discuss the fourth quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 1995740). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through March 11, 2020 by calling (800) 585-8367 (domestic), (404) 537-3406 (international) or by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 1995740.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities.  At December 31, 2019, we had: (i) interests in 2,483 self-storage facilities located in 38 states with approximately 169 million net rentable square feet in the United States, (ii) an approximate 35% common equity interest in Shurgard Self Storage SA (Euronext Brussels:SHUR) which owned 234 self-storage facilities located in seven Western European nations with approximately 13 million net rentable square feet operated under the “Shurgard” brand and (iii) an approximate 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at December 31, 2019.  Our headquarters are located in Glendale, California.

Additional information about Public Storage is available on our website, www.publicstorage.com.

We expect to release our 2019 Annual Report on Form 10-K within approximately one business day.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2019 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development, acquisition and expansion of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; the risk that our existing self-storage facilities may be at a disadvantage in competing with newly developed facilities with more visual and customer appeal; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage properties that we acquire directly or through the acquisition of entities that own and operate self-storage facilities; increased reliance on Google as a customer acquisition channel; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the legal and regulatory environment, including changes in federal, state and local laws and regulations governing environmental issues, taxes, our tenant reinsurance business, pricing of our self-storage space and labor; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; risks due to a potential November 2020 California ballot initiative (or other equivalent actions) that could remove the property tax protections of Proposition 13 with respect to our California real estate and result in substantial increases in our California property tax expense; changes in U.S. federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our operations or our business, customer and employee relationships or result in fraudulent payments; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays and cost overruns on our projects to develop or expand our facilities; ongoing litigation and other legal and regulatory actions that may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues:
Self-storage facilities	$677,027	$654,248	$2,684,552	$2,597,607
Ancillary operations	40,472	38,212	162,271	156,673
	717,499	692,460	2,846,823	2,754,280

Expenses:
Self-storage cost of operations	162,471	150,031	752,579	695,731
Ancillary cost of operations	10,113	10,343	44,204	43,991
Depreciation and amortization	134,885	121,374	512,918	483,646
General and administrative	20,308	28,442	71,983	118,720
Interest expense	12,647	7,953	45,641	32,542
	340,424	318,143	1,427,325	1,374,630

Other increase (decrease) to net income:
Interest and other income	6,424	7,550	28,436	26,442
Equity in earnings of unconsolidated real estate entities (a)	13,916	12,966	69,547	103,495
Gain on sale of real estate	-	36,078	341	37,903
Gain due to Shurgard public offering	-	151,616	-	151,616
Foreign currency exchange (loss) gain	(10,318)	5,379	7,829	18,117
Net income	387,097	587,906	1,525,651	1,717,223
Allocation to noncontrolling interests	(1,082)	(1,701)	(5,117)	(6,192)
Net income allocable to Public Storage shareholders	386,015	586,205	1,520,534	1,711,031
Allocation of net income to:
Preferred shareholders – distributions	(51,614)	(54,078)	(210,179)	(216,316)
Preferred shareholders – redemptions	(6,153)	-	(32,693)	-
Restricted share units	(997)	(2,025)	(4,895)	(5,815)
Net income allocable to common shareholders	$327,251	$530,102	$1,272,767	$1,488,900

Per common share:
Net income per common share – Basic	$1.88	$3.05	$7.30	$8.56
Net income per common share – Diluted	$1.87	$3.04	$7.29	$8.54
Weighted average common shares – Basic	174,383	174,075	174,287	173,969
Weighted average common shares – Diluted	174,590	174,466	174,530	174,297

(a)

The reduction in equity in earnings for the year ended December 31, 2019 reflects a $35.3 million reduction in our equity earnings from PSB due primarily to a reduction in our equity share of PSB’s gains on sale, offset partially by a $1.3 million increase in equity in earnings from Shurgard.  The increase in equity in earnings for Shurgard reflects i) our $5.2 million equity share of costs of the IPO and casualty losses incurred by Shurgard in 2018 and ii) a $10.1 million reduction in our equity share of depreciation, offset partially by iii) an approximate $14.0 million reduction in our equity share of core FFO from Shurgard.  The reductions in our equity share of Core FFO and depreciation from Shurgard is due primarily to Shurgard’s IPO on October 15, 2018, which reduced our equity interest from 49% to approximately 35%, and resulted in dilution from approximately €199 million in Shurgard’s IPO proceeds that remained uninvested in real estate at December 31, 2019.

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS	(Unaudited)

Cash and equivalents	$409,743	$361,218

Operating real estate facilities:
Land and buildings, at cost	16,289,146	15,296,844
Accumulated depreciation	(6,623,475)	(6,140,072)
	9,665,671	9,156,772
Construction in process	141,934	285,339
Investments in unconsolidated real estate entities	767,816	783,988
Goodwill and other intangible assets, net	205,936	209,856
Other assets	174,344	131,097
Total assets	$11,365,444	$10,928,270

LIABILITIES AND EQUITY

Senior unsecured notes	$1,875,218	$1,384,880
Mortgage notes	27,275	27,403
Accrued and other liabilities	383,284	371,259
Total liabilities	2,285,777	1,783,542

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 162,600 shares issued (in series) and outstanding,
(161,000 at December 31, 2018) at liquidation preference	4,065,000	4,025,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
174,418,615 shares issued and outstanding, (174,130,881 shares
at December 31, 2018)	17,442	17,413
Paid-in capital	5,710,934	5,718,485
Accumulated deficit	(665,575)	(577,360)
Accumulated other comprehensive loss	(64,890)	(64,060)
Total Public Storage shareholders’ equity	9,062,911	9,119,478
Noncontrolling interests	16,756	25,250
Total equity	9,079,667	9,144,728
Total liabilities and equity	$11,365,444	$10,928,270

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution

(Unaudited – amounts in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Computation of FFO per Share:

Net income allocable to common shareholders	$327,251	$530,102	$1,272,767	$1,488,900
Eliminate items excluded from FFO:
Depreciation and amortization	133,897	121,374	511,413	483,646
Depreciation from unconsolidated real estate investments	19,161	21,630	71,725	79,868
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(903)	(822)	(4,208)	(3,646)
Gains on sale of real estate, including equity
investment share	(4,516)	(189,802)	(5,896)	(227,332)
FFO allocable to common shares (a)	$474,890	$482,482	$1,845,801	$1,821,436
Diluted weighted average common shares	174,590	174,466	174,530	174,297
FFO per share (a)	$2.72	$2.77	$10.58	$10.45

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share—Diluted	$1.87	$3.04	$7.29	$8.54
Eliminate per share amounts excluded from FFO per share:
Depreciation and amortization	0.87	0.81	3.32	3.21
Gains on sale of real estate and Shurgard IPO	(0.02)	(1.08)	(0.03)	(1.30)
FFO per share (a)	$2.72	$2.77	$10.58	$10.45

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$474,890	$482,482	$1,845,801	$1,821,436
Eliminate effect of items included in FFO but not FAD:
Share-based compensation expense in excess
of cash paid	4,866	16,602	13,671	57,589
Foreign currency exchange loss (gain)	10,318	(5,379)	(7,829)	(18,117)
Impact of EITF D-42, including equity investment share	10,706	-	37,246	-
Less: Capital expenditures to maintain real estate facilities (b)	(57,140)	(45,990)	(192,539)	(139,397)

FAD (a)	$443,640	$447,715	$1,696,350	$1,721,511

Distributions paid to common shareholders and restricted
share units	$349,754	$349,203	$1,398,570	$1,396,364

Distribution payout ratio	78.8%	78.0%	82.4%	81.1%

Distributions per common share	$2.00	$2.00	$8.00	$8.00

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents GAAP net income before depreciation and amortization, real estate gains or losses and impairment charges, which are excluded because they are based upon historical costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

(b)

Capital expenditures for 2019 include certain projects that are not traditional like-for-like replacements of existing components, and in certain circumstances upgrade existing components before the end of their functional lives.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Overview” and “Liquidity and Capital Resources – Capital Expenditure Requirements” in our December 31, 2019 Form 10-K for further information.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Net Income

(Unaudited – amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Self-storage revenues for:
Same Store Facilities	$598,097	$591,490	$2,394,572	$2,361,298
Acquired facilities	17,777	10,198	59,206	33,871
Developed and expanded facilities	41,167	32,766	150,571	121,694
Other non-same store facilities	19,986	19,794	80,203	80,744
Self-storage revenues	677,027	654,248	2,684,552	2,597,607

Self-storage cost of operations for:
Same Store Facilities	135,781	129,839	641,918	611,273
Acquired facilities	6,445	3,501	22,472	11,810
Developed and expanded facilities	14,551	12,007	63,360	47,870
Other non-same store facilities	5,694	4,684	24,829	24,778
Self-storage cost of operations	162,471	150,031	752,579	695,731

Self-storage NOI for:
Same Store Facilities	462,316	461,651	1,752,654	1,750,025
Acquired facilities	11,332	6,697	36,734	22,061
Developed and expanded facilities	26,616	20,759	87,211	73,824
Other non-same store facilities	14,292	15,110	55,374	55,966
Self-storage NOI (a)	514,556	504,217	1,931,973	1,901,876
Ancillary revenues	40,472	38,212	162,271	156,673
Ancillary cost of operations	(10,113)	(10,343)	(44,204)	(43,991)
Depreciation and amortization	(134,885)	(121,374)	(512,918)	(483,646)
General and administrative expense	(20,308)	(28,442)	(71,983)	(118,720)
Interest and other income	6,424	7,550	28,436	26,442
Interest expense	(12,647)	(7,953)	(45,641)	(32,542)
Equity in earnings of unconsolidated real estate entities	13,916	12,966	69,547	103,495
Gain on sale of real estate	-	36,078	341	37,903
Gain due to Shurgard public offering	-	151,616	-	151,616
Foreign currency exchange (loss) gain	(10,318)	5,379	7,829	18,117
Net income on our income statement	$387,097	$587,906	$1,525,651	$1,717,223

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the net income presented on our income statement.